Justin Palfreyman
Vice President, Strategy & Business Development

March 20, 2020	BY EMAIL AND OVERNIGHT COURIER

Mr. John Rigas SENSA Holdings LLC 667 Madison Avenue #5 New York, NY 10065	Mr. Jack Bellinger General Counsel SENSA Holdings LLC 10000 Memorial Drive, Suite 200 Houston, TX 77024
Mr. John Thrash SENSA Holdings LLC 667 Madison Avenue #5 New York NY 10065

Gentlemen:
To follow up on our previous conversations regarding extending the deadline after which either NW Natural Gas Storage, LLC (Seller) or SENSA Holdings LLC (Buyer) can terminate the Purchase and Sale Agreement between Seller and Buyer, dated as of June 20, 2018, as amended (Purchase Agreement), we are submitting this letter to you and requesting that you acknowledge your agreement with the matters set forth herein by signing it in the space provided below. Please note that all capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement.
Pursuant to Section 11.4 of the Purchase Agreement, Seller and Buyer agree that Section 8.1(b)(i) of the Purchase Agreement is hereby amended to read as follows:
“(i) automatically until May 15, 2020 if the CPUC has not issued the CPUC Order as of the close of business on the first anniversary of the date of this Agreement and/or.”
Seller and the Company may:
(a)    make any capital expenditure or commitment to make a capital expenditure in accordance with planned 2020 capital expenditures as set forth in the 2020 capital expenditures budget attached to that amendment, dated February 26, 2020, to the Purchase Agreement, and
(b)    in the ordinary course of business, consistent with past practice and the terms of the Purchase Agreement (as amended by this letter), enter into or amend any storage Contract, including without limitation any Firm Storage Contract, Interruptible Contract or Park and Loan Contract, but only if such Contract, as entered into or amended, expires on or before March 31, 2021.
This paragraph constitutes the prior written approval of Buyer to the matters set forth in clauses (a) and (b) in accordance with Section 6.1 of the Purchase Agreement.

Justin Palfreyman
Vice President, Strategy & Business Development

All references in the Purchase Agreement to “Agreement,” “herein,” “hereof,” or terms of like import referring to the Purchase Agreement or any portion thereof are hereby amended to refer to the Purchase Agreement as amended by this letter. Except as and to the extent expressly modified as set forth in this letter, the Purchase Agreement shall remain in full force and effect in all respects. Each of the provisions in Article XI of the Purchase Agreement is hereby incorporated by reference herein, mutatis mutandis.
We look forward to working together to complete the transaction as soon as possible.
Regards,

/s/ Justin Palfreyman

Justin Palfreyman
Vice President, Strategy & Business Development
NW Natural Gas Storage, LLC

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Buyer acknowledges and agrees to the matters set forth in this letter as of the date first set forth above.
SENSA Holdings LLC

By	/s/ John F. Thrash
John F. Thrash, Director

By	/s/ John Rigas
John Rigas, Director